Exhibit 10.1

OVERHEAD AGREEMENT

THIS OVERHEAD AGREEMENT (the “Agreement”), made and entered into as of October 31, 2007 (hereinafter referred to as the “Agreement Date”), by and between Cooking Oil Direct, Inc., a Florida corporation (the "COD") and Biodiesel of America, Inc., a Florida corporation ("BOA").

WHEREAS, COD has formed BOA as a wholly-owned subsidiary for the purpose of operating its biodiesel division;

WHEREAS, contemporaneous with the execution of this Agreement, COD is contributing to BOA certain tangible and intangible assets used in COD’s biodiesel division to BOA, and thereafter COD intends to distribute all of the stock of BOA to COD’s shareholders in a spinoff;

WHEREAS, COD and BOA are executing this Agreement to document the terms under which BOA will pay its share of costs associated with certain office and industrial space located at 2720 NW 55 Court, Fort Lauderdale, Florida 33309 (the “Premises”), which both use in their business following the spinoff, which COD leases from Stanley H. Streicher pursuant to a Real Estate Lease dated October 1, 2002, as amended on July 20, 2007 (the “Main Lease”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties executing or consenting to this Agreement, and for and in consideration of the covenants, obligations and acknowledgements described herein and arising hereunder, the parties agree as follows:

1.

Sublease of Premises.  COD hereby subleases an undivided 50% interest in the Premises.  During the term of this sublease, BOA shall have the right to use the Premises to the same extent as COD has the right to use the Premises under the Main Lease, and shall comply with all covenants, restrictions and terms imposed upon COD under the Main Lease with respect to the Premises.  BOA shall also have the right to use all furniture and fixtures in the Premises.  COD and BOA shall mutually agree upon an allocation of 50% of the offices and storage space in the Premises for their exclusive use.

2.

Term.  This Agreement shall have a term equal to the term of the Main Lease.

3.

Monthly Charge. During term of this Agreement, BOA shall pay COD fifty percent (50%) of the amount COD is obligated to pay to lease the Premises under the Main Lease, which payments will be due on the date payments are due by COD to the lessor under the Main Lease.

4.

Cost Sharing.  The parties agree to each be 50% responsible for the following costs associated with the use of the Premises:  insurance on the Premises, utilities, ad valorem taxes, janitorial services, upkeep, and building maintenance (to the extent it is the responsibility of COD under the Main Lease).   To the extent COD incurs a cost of the nature described in the preceding sentence, it will be BOA for 50% of that cost, and to the extent BOA incurs a cost of the nature described in the preceding sentence, it will be COD for 50% of that cost.  All amounts billable under this paragraph will be due and payable within 10 days after the date of invoicing.

5.

Defaults.  In the event of a default by BOA in the performance of any monetary or nonmonetary obligation under this Overhead Agreement, COD shall have all rights and remedies that the lessor has under the Main Lease upon a default, which provisions are incorporated herein by reference.

6.

Indemnity by BOA.  BOA hereby indemnifies and holds COD harmless against any claim, cause of action or liability arising out of BOA’s use of the Premises, including any attorney’s fees incurred by COD.

7.

Indemnity by COD.  COD hereby indemnifies and holds BOA harmless against any claim, cause of action or liability arising out of COD’s use of the Premises, including any attorney’s fees incurred by BOA.

8.

Counterparts.  This Overhead Agreement may be executed in any number of counterparts, each of which shall constitute an original.

Executed by the parties hereto as of the dates set forth below.

COD: Cooking Oil Direct, Inc., a Florida corporation /s/ Stanley H. Streicher ____________________________ By: Stanley H. Streicher Its: President	BOA: Biodiesel of America, Inc., a Florida corporation /s/ Stanley H. Streicher ____________________________ By: Stanley H. Streicher Its: President

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